SCHEDULE 14A

    Proxy Statement Pursuant to Section 14(a) of the Securities Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Salomon Brothers Series Fund Inc
                (Name of Registrant as Specified In Its Charter)

                                  Toby Serkin
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1.  Title of each class of securities to which transaction applies:

    2.  Aggregate number of securities to which transaction applies:

    3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4.  Proposed maximum aggregate value of transaction:

    5.  Total fee paid:


[ ] Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1.  Amount Previously Paid:


    2.  Form, Schedule or Registration Statement No.:


    3.  Filing Party:


    4.  Date Filed:




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                                                                   FINAL NOTICE
--------------------------------------------------------------------------------

                                                               October 25, 2001


             SALOMON BROTHERS NATIONAL INTERMEDIATE MUNICIPAL FUND



                       LAST CHANCE TO VOTE, PLEASE HELP!


Dear Shareholder:

We are writing to tell you that the Special Meeting of Shareholders for the Salomon Brothers National Intermediate Municipal Fund has been adjourned to Wednesday, November 7, 2001 and we have not received your VOTE. PLEASE TAKE THE TIME TO CAST YOUR VOTE NOW! A quick response will save your Fund the added expense associated with additional mailings and solicitations. For more information about the items you are being asked to vote on, please refer to the proxy materials, which were previously mailed to you.


For your convenience, we have established four easy methods by which to register your vote:

     1.  BY PHONE:      For automated phone voting, call 1-800-597-7836,
                        available 24 hours a day. Enter the 14-digit control number printed on your proxy card.

     2.  BY INTERNET:   Access HTTPS://VOTE.PROXY-DIRECT.COM and enter the 14 -
                        digit control number printed on your proxy card.

     3.  BY FAX:        Kindly vote and sign your proxy card and fax toll free
                        to 1-888-796-9932

     4.  BY MAIL:       Simply return your executed proxy in the enclosed
                        postage paid envelope.

                       DON'T HESITATE. PLEASE VOTE TODAY!


As the date of the special meeting moves closer and we still have not received your proxy, you may receive a call soliciting you to exercise your right to vote.

Thank you in advance for your participation.